Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Air T, Inc.

Denver, North Carolina

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 29, 2018, relating to the consolidated financial statements of Air T, Inc., which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Charlotte, North Carolina

May 24, 2019